As filed with the Securities and Exchange Commission on January 9, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan

(Full Title of the Plan)

Joseph L. Mullen

Chief Executive Officer and President

Bottomline Technologies (de), Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 436-0700

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $.001 par value per share	463,519(2) shares	$9.11(3)	$4,222,658.09(3)	$341.61(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 463,519 shares issuable under the 2000 Stock Incentive Plan pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the common stock as reported on The NASDAQ National Market on January 2, 2004.

Page 1 of 4 pages.

Exhibit Index begins on page 4.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50202, filed by the Registrant on November 17, 2000 relating to the Registrant’s 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Portsmouth, State of New Hampshire, on the 9th day of January, 2004.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Joseph L. Mullen
Joseph L. Mullen
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Joseph L. Mullen, Robert A. Eberle and John A. Burgess, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below and on the 9th day of January, 2004.

Signature	Title

/s/ Daniel M. McGurl Daniel M. McGurl	Chairman of the Board

/s/ Joseph L. Mullen Joseph L. Mullen	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Robert A. Eberle Robert A. Eberle	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Joseph L. Barry, Jr. Joseph L. Barry, Jr.	Director

/s/ John W. Barter John W. Barter	Director

/s/ William O. Grabe William O. Grabe	Director

/s/ Dianne Gregg Dianne Gregg	Director

/s/ James L. Loomis James L. Loomis	Director

/s/ James W. Zilinski James W. Zilinski	Director

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the registrant

4.2(1)	Amended and Restated By-laws of the registrant

5.1	Opinion of Hale and Dorr LLP, counsel to the registrant

23.1	Consent of Ernst & Young LLP independent auditors

23.2	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of attorney (included in the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s registration statement on Form S-1, as amended (File No. 333-67309), and incorporated herein by reference.